                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR


                    [LETTERHEAD OF MANTYLA McREYNOLDS, P.C.]

To the Board of Directors and Stockholders of The Internet Advisory Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Internet Advisory Corporation (the "Company") of our report dated February 15, 2000, which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

MANTYLA MCREYNOLDS

/s/ Mantyla Mcreynolds
----------------------

Salt Lake City, Utah
April 9, 2002


                                       10